UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2015

Moqizone Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-23000	95-4217605
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 New East Science CentreTST, 9 Science museum Rd.

(Address of Principal Executive Offices) (Zip Code)

+852-9317-4057

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2015 the Company and its CEO entered into and executed an agreement with Beijing Balincan Cosmetics Company Limited and its principal Shi, Wei Lun collectively (“BCCL”) pursuant to which the Company will develop a smartphone App which will allow BCCL’s estimated 10,000,000 customers to schedule appointments for cosmetic procedures and/or purchase cosmetics and skin care products at any of Balincan’s 3,000 + China based retail outlets using their smartphone. Pursuant to the terms of this agreement, BCCL and/or its designees may be issued up to 2,000,000 shares of the Company’s $0.001 par value common stock if up to 2,000,000 of the Company’s customers download and install the App on terms satisfactory to the Company, within 180 days of delivery by the Company to BCCL of an operative version of the aforementioned App.

Item 3.02 Unregistered Sales of Equity Securities.

From June 30, 2015 through July 2, 2015 the Company sold 188,452 shares of it’s $0.001 par value common stock to two (2) Non- US Persons pursuant to Regulation S for $US 4.00 per share for total net proceeds of $US 753,754. The Company paid no commissions or fees in connection with such sales. Management of the Company believes that this $US 753,754 investment will be sufficient to support the Company’s operations until at least October 1, 2015. However, there can be no assurances that the investment and revenues will be sufficient to fund the Company’s operations for that period.

Item 4.01 (b)

On August 18, 2015, the Company’s Board of Director’s engaged GBH CPA’s. PC of Houston, TX (“GBH”) as its new independent registered public accounting firm effective immediately. In deciding to engage GBH, the Company’s Director’s reviewed auditor independence issues and existing commercial relationships with GBH and concluded that GBH has no commercial relationship with the Company that would impair its independence for the fiscal year ended December 31, 2014 During the Company’s two most recent fiscal years ended December 31, 2014 and the subsequent interim periods through June 30, 2015, the Company did not consult with GBH with respect to:

(i)	Either the application of accounting principles to a specified transaction,either completed or proposed: or the the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that the new registered public accounting firm conclude was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

Item 8.01 Other Events.

The Company is in the process of reviewing financial information and preparing unaudited financial statements in order for the Company to file such information for the fiscal years ended December 31, 2013 and 2014, and for the periods ended March 31, June 30 and September 30 2014, and March 31, and June 30, 2015. As soon as the foregoing financial information is completed, it will be filed with the OTC Markets website to enable the Company’s common stock to be regularly quoted on the OTC Markets “Pink Sheets” quotation system. As soon as the Company’s auditors complete their audit of the Company’s financial statements for the years ended December 31, 2013 and 2014, and the Company files its Annual Reports on Form 10-K for such years and Quarterly Reports on Form 10-Q for the interim periods mentioned above with the Securities and Exchange Commission (the “SEC”), the Company will apply to have its common stock quoted on the OTC Market’s OTCQB quotation system, or, if qualified therefor, on The NASDAQ Stock Market (“NASDAQ”) . The Company believes it will be able to make the filings with the SEC and apply for the OTCQB quotation and/or NASDAQ by November 1, 2015, but there can be no assurances that the Company will be successful in such efforts or, if successful in such efforts, successful by such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Moqizone Holding Corp

By	/s/ Lawrence C.K. Cheung
Name:	Lawrence C.K. Cheung
Title:	Chief Executive Officer

Date: August 25, 2015